UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements with Certain Officers.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Semtech Corporation (the “Company”) was held on June 9, 2022. At the Annual Meeting, the stockholders of the Company, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment and restatement (the “Plan Amendment”) of the Semtech Corporation 2017 Long-Term Equity Incentive Plan (the “2017 Plan”, and the 2017 Plan as amended and restated by the Plan Amendment, the “Amended and Restated 2017 Plan”) as disclosed below in Item 5.07 of this Form 8-K. The Plan Amendment became effective upon such stockholder approval.

The following summary of the Plan Amendment is qualified in its entirety by reference to the text of the Amended and Restated 2017 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Plan Amendment increased the aggregate number of shares of the Company’s common stock available for award grants under the 2017 Plan by 2,400,000 shares.

The 2017 Plan provided that shares of Company common stock issued under the plan in respect of a “full-value award” (generally, any award granted under the plan other than a stock option or stock appreciation right) would count against the plan’s total share limit as 2.6 shares for every one share actually issued in connection with such award. The Plan Amendment changed this 2.6:1 ratio to 2.17:1 effective as of the date of the Annual Meeting.

The 2017 Plan provided that shares of Company common stock that were exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2017 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award granted under the 2017 Plan, would not be available for subsequent awards under the 2017 Plan. The Plan Amendment retained this provision as to stock options and stock appreciation rights, but provided that shares that are exchanged by a participant, or withheld by the Company, on or after the date of the Annual Meeting as full or partial payment in connection with any full-value award granted under the plan, as well as any shares exchanged by a participant or withheld by the Company on or after the date of the Annual Meeting to satisfy the tax withholding obligations related to any full-value award granted under the plan, will not count against the share limit under the Amended and Restated 2017 Plan and will be available for subsequent awards under the Amended and Restated 2017 Plan.

The Plan amendment also extended the Company’s ability to grant new awards under the Amended and Restated 2017 Plan through April 21, 2032.

Item 5.07	Submission of Matters to Vote of Stockholders.

At the Annual Meeting, stockholders (a) elected the ten nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; (b) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023; (c) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (d) approved the Amended and Restated 2017 Plan as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2022. Set forth below are the final voting tallies for the Annual Meeting.

The total number of shares present in person or by proxy was 52,593,860 shares or 82.87% of the total shares issued and outstanding as of the record date for the Annual Meeting, thereby constituting a quorum for the purpose of the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The following is a tabulation of the votes with respect to each of the proposals:

Proposal Number 1

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Martin S.J. Burvill	48,316,165	1,275,041	3,002,654
Rodolpho C. Cardenuto	48,291,107	1,300,099	3,002,654
Bruce C. Edwards	46,852,412	2,738,794	3,002,654
Saar Gillai	49,403,929	187,277	3,002,654
Rockell N. Hankin	48,206,146	1,385,060	3,002,654
Ye Jane Li	48,025,441	1,565,765	3,002,654
James T. Lindstrom	48,255,411	1,335,795	3,002,654
Paula LuPriore	49,403,047	188,159	3,002,654
Mohan R. Maheswaran	49,141,197	450,009	3,002,654
Sylvia Summers	49,271,146	320,060	3,002,654

Proposal Number 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
52,351,438	210,438	31,984	0

Proposal Number 3

Advisory (Non-Binding) Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,276,876	8,272,191	42,139	3,002,654

Proposal Number 4

Amendment and Restatement of the Semtech Corporation 2017 Long-Term Equity Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
47,891,914	1,656,445	42,847	3,002,654

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Semtech Corporation 2017 Long-Term Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2022	SEMTECH CORPORATION

	By:	/s/ Emeka N. Chukwu
	Name:	Emeka N. Chukwu
	Title:	Chief Financial Officer

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